Exhibit 10.2

DEFERRED STOCK UNIT GRANT NOTICE

UNDER THE

PERFORMANCE FOOD GROUP COMPANY

2015 OMNIBUS INCENTIVE PLAN

(Non-Employee Directors)

Performance Food Group Company (the “Company”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below, the number of Deferred Stock Units set forth below. The Deferred Stock Units are subject to all of the terms and conditions as set forth herein, in the Deferred Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Grant Date]

Vesting Commencement Date:	November 10, 2017

Number of Deferred Stock Units:	[Insert No. of Deferred Stock Units Granted]

Vesting Schedule:

Provided the Participant has not undergone a Termination at the time of the applicable vesting date (or event), 100% of the Deferred Stock Units will vest on the earlier of (i) the first anniversary of the Vesting Commencement Date or (ii) the next regularly scheduled annual meeting of the stockholders of the Company following the Vesting Commencement Date; provided, however, that in the event that the Participant undergoes a Termination as a result of such Participant’s death or Disability prior to the applicable vesting date (or event), such Participant shall fully vest in such Participant’s Deferred Stock Units.

In addition, in the event of a Change in Control prior to the applicable vesting date (or event), such Participant shall fully vest in such Participant’s Deferred Stock Units to the extent not then vested or previously forfeited or cancelled.

*        *         *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS DEFERRED STOCK UNIT GRANT NOTICE, THE DEFERRED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF DEFERRED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS DEFERRED STOCK UNIT GRANT NOTICE, THE DEFERRED STOCK UNIT AGREEMENT AND THE PLAN.

PERFORMANCE FOOD GROUP COMPANY	PARTICIPANT

By: Brent King
Title: Senior Vice President, General Counsel

[Signature Page to Deferred Stock Unit Award (Non-Employee Director)]

DEFERRED STOCK UNIT AGREEMENT

UNDER THE

PERFORMANCE FOOD GROUP COMPANY

2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Deferred Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Deferred Stock Unit Agreement (this “Deferred Stock Unit Agreement”) and the Performance Food Group Company 2015 Omnibus Incentive Plan (the “Plan”), Performance Food Group Company (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Deferred Stock Units; DSU Account.

(a) Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Deferred Stock Units provided in the Grant Notice (with each Deferred Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Deferred Stock Units to the Participant under this Deferred Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Deferred Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Deferred Stock Units hereunder and makes no implied promise to grant additional Deferred Stock Units.

(b) The Company shall cause an account (the “Unit Account”) to be established and maintained on the books of the Company to record the number of Deferred Stock Units credited to the Participant under the terms of the Grant Notice and this Deferred Stock Unit Agreement.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Deferred Stock Units shall vest as provided in the Grant Notice.

3. Settlement of Deferred Stock Units. The Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within 30 days) following the earliest to occur of (a) the date the Participant undergoes a “separation from service” from the Company and its Subsidiaries (as defined in Section 409A of the Code) for any reason and (b) a Change in Control; provided, that such Change in Control also constitutes a “change in ownership or effective control” for purposes of Section 409A of the Code, one share of Common Stock for each Deferred Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Deferred Stock Unit shall be cancelled upon such delivery. Upon the issuance of the shares of Common Stock to the Participant, such Participant’s Unit Account shall be eliminated. Notwithstanding anything in this Deferred Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Deferred Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4. Company; Participant.

(a) The term “Company” as used in this Deferred Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Deferred Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Deferred Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5. Non-Transferability. The Deferred Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, unless such transfer is by will, by the laws of descent and distribution or other applicable law, or specifically required pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

6. No Rights as Stockholder; Dividend Equivalents. The Participant or a permitted transferee of the Deferred Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Deferred Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Deferred Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock. Such dividend equivalents will be provided in additional Deferred Stock Units having a Fair Market Value on the date that the underlying Deferred Stock Units are settled in accordance with Section 3 above equal to the amount of such applicable dividends, and shall be payable at the same time as the underlying Deferred Stock Units to which such dividends relate are settled in accordance with Section 3 above. In the event that any Deferred Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Deferred Stock Units.

7. Tax Withholding. The provisions of Section 14(d)(i) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 14(d)(i) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of shares with a Fair Market Value, on the date that the Deferred Stock Units are settled, equal to such withholding liability; provided, that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences. Notwithstanding the foregoing, the Participant acknowledges and agrees that to the extent consistent with applicable law and the Participant’s status as an independent consultant for U.S. federal income tax purposes, the Company does not intend to withhold any amounts as federal income tax withholdings under any other state or federal laws, and the Participant hereby agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the grant of Deferred Stock Units.

8. Notice. Every notice or other communication relating to this Deferred Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

9. No Right to Continued Service. This Deferred Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

10. Binding Effect. This Deferred Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Deferred Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

12. Governing Law. This Deferred Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Deferred Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Deferred Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

13. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Deferred Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

14. Section 409A.

(a) It is intended that the Deferred Stock Units granted hereunder shall be compliant with Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted as such, including, without limitation, by delaying the issuance of shares of Common Stock contemplated hereunder.

(b) Notwithstanding anything in this Deferred Stock Unit Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Deferred Stock Unit that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.